UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 28, 2009

SunTrust Banks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

303 Peachtree Street, N.E., Atlanta, Georgia		30308
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(404) 558-7711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Annual Meeting Voting Results

At the close of business on February 18, 2009, the record date for the Annual Meeting of Shareholders held on April 28, 2009, there were 359,64,118 shares of common stock outstanding. At the meeting, the shareholders of the Registrant took the following actions, and cast the following votes:

1. elected the following individuals as directors of SunTrust:

Alston D. Correll
For - 275,407,756
Withheld/Abstain - 19,315,651

Patricia C. Frist
For - 275,107,092
Withheld/Abstain - 19,616,315

Blake P. Garrett, Jr.
For - 282,467,710
Withheld/Abstain - 12,255,696

David H. Hughes
For - 275,815,471
Withheld/Abstain - 18,907,935

M. Douglas Ivester
For - 280,654,927
Withheld/Abstain - 14,068,480

G. Gilmer Minor III
For - 275,461,305
Withheld/Abstain - 19,262,102

James M. Wells III
For - 278,895,686
Withheld/Abstain - 15,827,720

Karen Hastie Williams
For - 264,307,975
Withheld/Abstain - 30,415,431

2. ratified the appointment of Ernst & Young LLP as independent auditors of SunTrust for 2009:

For
288,675,868

Against
3,030,469

Abstain
3,017,070

Broker Non Votes
N/A

3. approved the SunTrust Banks, Inc. 2009 Stock Plan:

For
211,565,329

Against
25,176,404

Abstain
2,869,869

Broker Non Votes
55,111,805

4. and approved the non-binding advisory vote ("say-on-pay") resolution approving the compensation of the Company’s executives as described in the Summary Compensation Table as well as in the Compensation Discussion and Analysis and the other executive compensation tables and related discussion.

For
203,866,202

Against
85,105,176

Abstain
5,752,028

Broker Non Votes
N/A

In addition to the directors named above who were elected at the meeting, the terms of the following directors will continue until the annual meeting of shareholders in 2010:
Robert M. Beall, II,
Jeffrey C. Crowe,
J. Hicks Lanier,
Larry L. Prince,
Frank S. Royal, M.D., and
Phail Wynn, Jr.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunTrust Banks, Inc.

April 29, 2008	By:	/s/ David A. Wisniewski

Name: David A. Wisniewski
Title: Group Vice President and Associate General Counsel